TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2000-B Owner Trust
Distribution Date of June 15, 2001 for the Collection Period May 1, 2001 through May 31, 2001

			Class A-1	Class A-2	Class A-3	Class A-4
	Total		Balance	Balance	Balance	Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,411,797,000.00		$366,759,000.00	429,000,000.00	$407,000,000.00	$209,038,000.00
Receivables Pool Balance	$1,455,461,330.00
Principal Factor	1.00000000		1.00000000	1.00000000	1.00000000	1.00000000
Rate			6.66%	6.75%	6.76%	6.80%
Final Scheduled Payment Date			October 15, 2001	May 15, 2003	August 15, 2004	April 15, 2007
Number of Contracts	105,023
Weighted Average Coupon	10.34%
Weighted Average Remaining Term	49.90	months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$1,054,934,553.66		$9,896,553.66	$429,000,000.00	$407,000,000.00	$209,038,000.00
Receivables Pool Balance	$1,098,598,883.66
Securities Pool Factor	0.74722822		0.02698381	1.00000000	1.00000000	1.00000000
Number of Contracts	91,886
Weighted Average Coupon	10.36%
Weighted Average Remaining Term	43.04	months
Precompute and Simple Interest Advances	$4,925,947.06
Payahead Account Balance	$2,042,009.27
Supplemental Servicing Fee Received	$122,255.86
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$1,009,282,849.78		$0.00	$393,244,849.78	$407,000,000.00	$209,038,000.00
Receivables Pool Balance	$1,052,947,179.78
Securities Pool Factor	0.71489233		0.00000000	0.91665466	1.00000000	1.00000000
Number of Contracts	89,783
Weighted Average Coupon	10.36%
Weighted Average Remaining Term	42.18	months
Precompute and Simple Interest Advances	$4,775,595.04
Payahead Account Balance	$2,129,805.63
Supplemental Servicing Fee Received	$118,042.27
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00

Reserve Fund
Initial Deposit Amount	$3,638,653.00
Specified Reserve Fund Percentage	0.75%
Specified Reserve Fund Amount	$7,897,103.85
Specified Reserve Fund Percentage (if Condition i or ii met)	5.50%
Specified Reserve Fund Amount (if Condition i or ii met)	$55,510,556.74
Beginning Balance	$8,239,491.63
Total Withdraw	$0.00
Amount Available for Deposit to the Reserve Fund	$2,031,350.61

Reserve Fund Balance Prior to Release	$10,270,842.24
Reserve Fund Required Amount	$7,897,103.85
Reserve Fund Release to Seller	$2,373,738.39

Ending Reserve Fund Balance	$7,897,103.85

Liquidation of Charge-offs and Repossessions

	Vehicles	Amount
Liquidated Contracts	117
Gross Principal Balance of Liquidated Receivables		$1,392,883.75
Net Liquidation Proceeds Received During the Collection Period		$(749,744.17)
Recoveries on Previously Liquidated Contracts		$(35,155.68)

Aggregate Credit Losses for the Collection Period		$607,983.90

Cumulative Credit Losses for all Periods	632	$2,916,699.51

Repossessed in Current Period	86
Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate
Second Preceding Collection Period	0.54%
First Preceding Collection Period	0.60%
Current Collection Period	0.68%
Condition (i) (Charge-off Rate)
Three Month Average	0.61%
Charge-off Rate Indicator (> 1.25%)	condition not met

Delinquent and Repossessed Contracts

	Percent	Contracts		Percent	Amount
31-60 Days Delinquent	2.25%	2,022		2.33%	$24,517,640.92
61-90 Days Delinquent	0.25%	225		0.29%	$3,070,599.61
Over 90 Days Delinquent	0.21%	185		0.23%	$2,446,656.12

Total Delinquencies		2,432			$30,034,896.65

Repossessed Vehicle Inventory		154	*
* Included with delinquencies above
Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.37%
First Preceding Collection Period	0.40%
Current Collection Period	0.46%
Condition (ii) (Delinquency Percentage)
Three Month Average	0.41%
Delinquency Percentage Indicator (> 1.25%)	condition not met

		Class A-1	Class A-2	Class A-3	Class A-4
	Total	Balance	Balance	Balance	Balance
Collections
Principal Payments Received	$44,258,820.13
Interest Payments Received	$9,740,179.04
Net Precomputed Payahead Amount	$(87,796.36)
Aggregate Net Liquidation Proceeds Received	$784,899.85
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$54,696,102.66
Net Simple Interest Advance Amount	$(40,705.96)
Net Precomputed Advance Amount	$(109,646.06)

Total Available Amount	$54,545,750.64
Amounts Due
Servicing Fee	$915,499.07
Accrued and Unpaid Interest	$5,947,197.08
Principal	$45,651,703.88
Reserve Fund	$2,031,350.61

Total Amount Due	$54,545,750.64
Actual Distributions
Servicing Fee	$915,499.07
Interest	$5,947,197.08	$56,756.74	$2,413,125.00	$2,292,766.67	$1,184,548.67
Principal	$45,651,703.88	$9,896,553.66	$35,755,150.22	$0.00	$0.00
Reserve Fund	$2,031,350.61

Total Amount Distributed	$54,545,750.64	$9,953,310.40	$38,168,275.22	$2,292,766.67	$1,184,548.67

Monthly Information by Type of Loan
Precomputed Contracts
Scheduled Principal Collections		$3,891,330.44
Prepayments in Full	303 contracts	$2,808,552.40
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$8,411,333.68
Advances—Reimbursement of Previous Advances		$109,646.06
Advances—Current Advance Amount		$0.00
Payahead Account—Payments Applied		$0.00
Payahead Account—Additional Payaheads		$87,796.36
Simple Interest Contracts
Collected Principal		$22,031,640.13
Prepayments in Full	1683 contracts	$15,527,297.16
Collected Interest		$8,028,728.20
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$40,705.96
Advances—Current Advance Amount		$0.00

I hereby certify to the best of my knowledge that the report provided is true and correct.

/s/ ANGELA BROWN Angela Brown ABS Accounting Manager